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                                                                    EXHIBIT 2(A)


                     ASSIGNMENT & ASSUMPTION OF CONTRACTS
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     This Agreement is made as of December __, 1998, by and between TCM
Services, Inc., a Delaware corporation ("Seller") and Transcend Case Management, Inc., a Georgia corporation ("Purchaser").

     WHEREAS, pursuant to Section 6.3 of an Asset Purchase Agreement, dated March 17, 1998, by and among CORE, Inc., Seller, Purchaser and Transcend Services, Inc. (the "Asset Purchase Agreement"), Purchaser is reacquiring certain assets from Seller;

     WHEREAS, Purchaser and/or Transcend Services, Inc. entered into the contracts and agreements as set forth on Exhibit A attached hereto (the
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"Assigned Contracts") and assigned the Assigned Contracts to Seller on March 17,
1998 pursuant to an Assignment and Assumption of Contracts Agreement;

     WHEREAS, Seller desires to assign back to Purchaser, and Purchaser desires to reacquire Seller's interests in the Assigned Contracts.

     NOW, THEREFORE, for good and valuable consideration paid by Purchaser to Seller, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Assignment.  Seller hereby assigns and transfers unto Purchaser, its
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successors and assigns, all Seller's rights, title and interest in each Assigned
Contract.

     2.   Assumption. Purchaser hereby assumes the respective rights, duties and
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obligations of Seller under the Assigned Contracts and agrees to perform and observe all the covenants and conditions of the Assigned Contracts on Seller's part to be performed and observed, which shall accrue from and after the date hereof.

     3.   Representations and Warranties.  Seller represents and warrants to
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Purchaser that: (a) each Assigned Contract is in full force and effect and is valid and legally binding in accordance with its terms; (b) to the best of its knowledge there are no unresolved disputes involving or with respect to any Assigned Contract, and (c) no party to any such agreement has advised Seller that it intends either to terminate or refuse to renew an Assigned Contract upon the expiration of the term thereof.

     4.   Further Assurances.  Seller covenants and agrees to execute, to
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acknowledge and to deliver at its own expense such other instruments and to take such other actions as may be reasonably requested by Purchaser to effectuate this Agreement.

     5.   Headings and Captions.  The section headings and captions contained in
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this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.   Successors, Assigns. This Agreement may not be transferred, assigned
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or

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hypothecated by any party hereto other than by operation of law or with the prior written consent of the other parties. All covenants and agreements contained herein by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

     7.   Governing Law.   This Agreement shall be governed by and construed in
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accordance with the laws of Delaware applicable to contracts made and to be performed therein.


     IN WITNESS WHEREOF, the parties hereto have signed this agreement under seal as of the day and year first above written.


                                   TRANSCEND CASE MANAGEMENT, INC.
                                   (a Georgia corporation)


                                   By:_____________________________

                                   Title:__________________________


                                   TCM SERVICES, INC.
                                   (a Delaware corporation)

                                   By:_____________________________
                                        William E. Nixon
                                        Vice President



Attachments
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Exhibit A - Assigned Contracts

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